Exhibit 10.1

SECOND AMENDMENT TO THE MASTER SERVICES AND LICENSING AGREEMENT

THIS SECOND AMENDMENT TO THE MASTER SERVICES AND LICENSING AGREEMENT (the “Amendment”) is entered into and effective as of June 22, 2012 (the “Amendment Effective Date”) by and between Merge Healthcare Canada Corp., an Ontario corporation (“Merge Healthcare”) and MRI Interventions, Inc., a Delaware corporation (“MRI Interventions”).  Capitalized terms used herein but not defined shall have the meanings given to such terms in the Agreement (as hereinafter defined).

WHEREAS Merge Healthcare (f/k/a Merge OEM) and MRI Interventions (f/k/a SurgiVision, Inc.) are parties to that certain Master Services and Licensing Agreement effective July 20, 2007, as amended (the “Agreement”), and

WHEREAS Merge Healthcare and MRI Interventions now wish to amend certain terms of the Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Party Names.  All references throughout the Agreement to “Cedara Software Corp. d/b/a Merge OEM” are replaced with “Merge Healthcare Canada Corp.” and all references to “Merge OEM” are replaced with “Merge Healthcare”.  All references throughout the Agreement to “SurgiVision” are replaced with “MRI Interventions”.

2.           Minimum Commitment; Stock Issuance.  The parties agree that in full satisfaction and settlement of (a) accounts payable by MRI Interventions to Merge Healthcare for license fees under the Agreement in the amount of $612,500, and (b) the remaining minimum license purchase commitments under the 2012 Commitment, 2013 Commitment and 2014 Commitment as set forth in the First Amendment to the Agreement in the amount of $962,500, MRI Interventions shall issue to Merge Healthcare Incorporated 1,500,000 shares of MRI Interventions common stock (the “Shares”), the certificate, dated the Amendment Effective Date, representing the Shares to be delivered to Merge Healthcare on or before June 30, 2012.  The Shares shall be, when issued and delivered, fully paid and non-assessable, free and clear of any encumbrances and in compliance with all applicable legal requirements (including U.S. federal and state securities laws).  For clarity, upon issuance of the Shares to Merge Healthcare Incorporated MRI Interventions shall have satisfied its payment obligations for [***] Solution run-time licenses, consisting of [***] licenses committed to under the original Agreement and [***] licenses committed to under the First Amendment to the Agreement.  In further consideration of the Shares, Merge Healthcare agrees that MRI Interventions shall be entitled to an additional [***] Solution run-time licenses and [***] additional licenses for use at clinical or research sites at no additional charge.

3.           Support and Maintenance.  Merge Healthcare agrees to provide support and maintenance for the Solution and software, to the extent requested by MRI Interventions, for up to five years from the Amendment Effective Date.  To the extent it is requested by MRI Interventions, such support and maintenance shall be provided by Merge Healthcare at its then prevailing standard rates and subject to terms and conditions to be agreed to by the parties.

4.           Professional Services Fees. MRI Interventions shall settle its accounts payable to Merge Healthcare for Professional Services fees outstanding as of the Amendment Effective Date in the amount of $75,000 by paying three installments of $25,000, with the first installment due and payable on July 10, 2012 and the second and third installments due and payable on August 10, 2012 and September 10, 2012 respectively.

5.           Amendment to Section 12.4.  Section 12.4 (Notices) is amended by deleting the contact information for Merge Healthcare and replacing it with the following:

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

To Merge Healthcare

Merge Healthcare Canada Corp.
6303 Airport Road
Suite 500
Mississauga, ON
L4V 1R8 CANADA
Attention:  Director of Sales Support

with a copy to

Merge Healthcare Incorporated
200 East Randolph St., Suite 2435
Chicago, Illinois  60601
Attention:  VP, Associate General Counsel

To MRI Interventions

MRI Interventions, Inc.
One Commerce Square,
Suite 2550
Memphis, TN 38103
Attention: Chief Financial Officer

6.           General.  This Amendment forms part of and is subject to the terms and conditions of the Agreement; however, the terms of this Amendment shall prevail to the extent of any conflict or inconsistency between the terms of this Amendment and the Agreement.  Except as specifically amended pursuant to the foregoing, the Agreement shall continue in full force and effect in accordance with the terms in existence as of the date of this Amendment.   After the date of this Amendment, any reference to the Agreement shall mean the Agreement as amended by this Amendment. This Amendment, together with the Agreement and the agreements referred to therein and herein, contains the entire agreement of the parties with respect to the matters herein, and may not be amended or modified except by an instrument executed in writing by all parties hereto.  The parties may execute this Amendment in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF the parties hereto have executed this Amendment by their duly authorized representatives effective as of the first date set forth above:

MRI INTERVENTIONS, INC.:	MERGE HEALTHCARE CANADA CORP.:
/s/ David Carlson	/s/ Steve Oreskovich
Signature David Carlson	Signature Steve Oreskovich
Name Chief Financial Officer	Name CFO
Title	Title